[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

Exhibit 10.16

AMENDMENT NO. 3 TO ANEMIA LICENSE AND COLLABORATION AGREEMENT

This Amendment No. 3 (the “Amendment”) to the Anemia License and Collaboration Agreement dated as of April 28, 2006, by and between Astellas Pharma Inc. (“Astellas”) and FibroGen, Inc. (“FibroGen”), as amended on August 31, 2006 and December 10, 2006 (the “Agreement”) is dated as of May 10, 2012 (the “Third Amendment Effective Date”). All capitalized terms not otherwise defined in this Amendment have the same meanings as set forth in the Agreement.

WHEREAS, the Parties have entered into the Agreement, which provides that all costs and expenses (including, without limitation, reasonable FTE costs and the Fully Burdened Cost of clinical supplies of the Product) incurred by either party for the Transatlantic Clinical Development Plan after the Effective Date shall be reported, adjusted and reconciled between them on a quarterly basis so that FibroGen and Astellas are to share such costs and expenses equally;

WHEREAS, the Parties intend to conduct multiple Phase 3 studies within the Transatlantic Clinical Development Plan under the Agreement, including two (2) or more Phase 3 renal anemia studies in patients not on dialysis or in patients on dialysis treatment; and

WHEREAS, the Parties would like to amend the cost sharing arrangement under the Agreement with respect to certain activities performed in the conduct of the Phase 3 renal anemia studies to be conducted under the Agreement under a “payment in kind” schema, such that each Party shall bear solely the cost of such activities for the study for which it is the Sponsor (as defined below), and such costs shall not be subject to the cost sharing provisions of the Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

(1)	Notwithstanding the provisions of the Agreement entitled “Development Costs” that outlines certain development costs that are to be shared by the Parties, solely with respect to the studies listed on Exhibit A hereto (any such study sponsored by Astellas, an “Astellas Study”; and any such study sponsored by FibroGen, a “FibroGen Study”; each such Study, a “PIK Study”; and the Party sponsoring such study, respectively, the “Sponsor”) all Development costs and expenses incurred for an Astellas Study or FibroGen Study, as the case may be, on and after the Third Amendment Effective Date, including, without limitation, those incurred in connection with the following activities performed in the conduct of the study, including internal employee costs or out-of-pocket costs, whether incurred directly by the Sponsor or on the Sponsor’s behalf by any third party (including, for the avoidance of doubt, the Party that is not the Sponsor of the Study upon express request of the Sponsor Party), shall be borne solely by the Sponsor (the “PIK Activities”):

— [ * ]

(2)	For the avoidance of doubt, notwithstanding Paragraph (1) above, all Development costs and expenses incurred in connection with the following activities performed in the conduct of the study, including internal employee costs or out-of-pocket costs, whether incurred directly by the Sponsor or on the Sponsor’s behalf by any third party, shall be subject to the cost-sharing provisions of the Agreement:

— [ * ]

(3)	The Parties agree and acknowledge that notwithstanding anything to the contrary in this Amendment, the conduct of all activities discussed in this Amendment shall remain subject to compliance with the terms and conditions of the Agreement, and remain subject to JSC approval as set forth in the Agreement, irrespective of whether the costs relate to PIK Activities, except that JSC approval is not required with respect to the budget for the Development costs and expenses set forth in Paragraph (1) above.

(4)	Except as otherwise provided herein, the Agreement has not been modified or amended and remains in full force and effect. All capitalized terms not defined herein shall have the meaning as set forth in the Agreement.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 3 to Anemia License and Collaboration Agreement as of the Third Amendment Effective Date.

FIBROGEN, INC.

By:	/s/ Thomas B. Neff
Thomas B. Neff, CEO

ASTELLAS PHARMA INC.

By:	/s/ C. Yokota
Chihiro Yokota, R.Ph.
Corporate Executive
Vice President, Licensing & Alliances

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

EXHIBIT A: ONGOING OR PLANNED PIK STUDIES

	Sponsor	Study Code	Study description
[ * ]	[ * ]	[ * ]	[ * ]

[ * ]	[ * ]	[ * ]	[ * ]

[ * ]	[ * ]	[ * ]	[ * ]

[ * ]	[ * ]	[ * ]	[ * ]

3

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.